Exhibit 10.2

SECOND AMENDMENT TO PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of April 2, 2021, by and among (i) FTE Networks Inc., a Delaware corporation (“Parent”), (ii) US Home Rentals LLC, a Delaware limited liability company and direct wholly owned subsidiary of Parent (the “Acquisition Sub”) (iii) Alexander Szkaradek, an individual (“Alex”), (iv) Antoni Szkaradek, an individual (“Antoni”), (v) VPM Holdings, LLC, a South Carolina limited liability company (“VPM Holdings”), (vi) Kaja 3, LLC, a South Carolina limited liability company (“Kaja3”), (vii) Kaja 2, LLC, a South Carolina limited liability company (“Kaja2”), (viii) Kaja, LLC, a South Carolina limited liability company (“Kaja”), (ix) Dobry Holdings Master LLC, a Delaware limited liability company (“Dobry” and together with Alex, Antoni, VPM Holdings, Kaja3, Kaja2, and Kaja, the “Equity Sellers”), (x) Vision Property Management, LLC, a South Carolina limited liability company (the “Asset Seller” and together with the Equity Sellers, the “Sellers”), and (xi) Alexander Szkaradek, in his capacity as the representative of the Sellers (the “Sellers’ Representative”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Parties have entered into that certain Purchase Agreement dated as of December 20, 2019; and

WHEREAS, the Parties have entered into Amendment No. 1 to the Purchase Agreement as of December 30, 2019 (the original Purchase Agreement, as amended by Amendment No. 1 and this Amendment, being herein referred to as the “Purchase Agreement”); and

WHEREAS, pursuant to Section 11.6 of the Purchase Agreement, the Parties desire to amend the Purchase Agreement as per the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, the Parties, in consideration of their mutual covenants and agreements herein set forth, and intending to be legally bound hereby, do hereby covenant and agree as follows:

1. Amendments.

1.1 Section 1.4 of the Purchase Agreement is hereby amended to read in full as follows:

1.4 Aggregate Consideration. The aggregate consideration for the Equity Interests and the Transferred Assets and Liabilities shall be Three Hundred Fifty Million Dollars ($350,000,000) (the “Base Purchase Price”) which shall be consist of (i) a $250,000 deposit previously paid pursuant to Section 2.14, (ii) promissory notes in the principal amount of $9,750,000 previously issued to the Sellers, (ii) the Common Stock Consideration issuable in accordance with Section 6.13, (iii) the Entities’ Indebtedness, and (iv) shares of Series I Preferred Stock (the “Preferred Stock”) having an aggregate stated value equal to Twenty Million Dollars ($20,000,000) issuable in accordance with Section 6.13 (collectively the amounts in clauses (i) through (iv), the “Purchase Price”).

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1.2 Sections 2.4 and 2.6(a) of the Purchase Agreement are hereby deleted.

1.3 All references in Section 2.6 of the Purchase Agreement to “Parent Securities” are hereby replaced with “Equity Consideration,” and all references in the Purchase Agreement and in Amendment No. 1 to the Purchase Agreement to “Closing Preferred Stock” are hereby replaced with “Preferred Stock.” The term “Equity Consideration” in Section 12.1 of the Purchase Agreement is hereby amended to read as follows: “Equity Consideration” means Common Stock Consideration and the Preferred Stock, together with any Common Stock issued upon conversion of the Preferred Stock, and any securities issued or distributed by way of stock dividend, stock split or other distribution, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction.

1.4 Section 4.7(b) is hereby deleted and replaced with the following:

(b) Restriction on Transfer.

(i) Sellers may freely transfer any of the Equity Consideration without FTE consent, except as provided in this Section 4.7(b), and subject to compliance with applicable law.

(ii) Sellers agree not to distribute, sell or otherwise transfer any of the Equity Consideration to Suneet Singal (“Singal”) or any immediate family member or affiliate of Singal (Singal and any of his current or future immediate family members or affiliates being herein referred to as a “Singal Party”), and any distribution, sale or other transfer of any of the Equity Consideration (or any successive transfers) shall be subject to the same restriction, except as otherwise provided by clause (iii) or (iv) below. Except as otherwise provided by clause (iii) or (iv) below, any purported distribution, sale or other transfer of any Equity Consideration to any Singal Party shall be null and void ab initio, and in the event of any purported transfer in violation of this clause (ii), then:

(1) all voting rights associated with such Equity Consideration (or any securities issued by Parent upon conversion or exchange thereof) shall be suspended; and

(2) upon demand by Parent, the participants to such purported transfer shall (and the Sellers shall cause them to) promptly take all steps necessary to rescind the purported transfer and to restore record and beneficial ownership of all of the purportedly transferred Equity Consideration to the Sellers. If record and beneficial ownership of such Equity Consideration is not restored as contemplated by the preceding sentence within 10 days of Parent’s demand therefor, Parent shall instruct its transfer agent to mark such Equity Consideration as canceled and no longer issued or outstanding, and the Sellers hereby consent to such action by Parent and its transfer agent.

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For purposes of this paragraph (ii), the term “immediate family member” shall have the meaning given in Rule 303A.02 of the NYSE Listed Company Manual and the term “affiliate” shall have the meaning given under Rule 12b-2 under the Securities Exchange Act of 1934, as the same may be amended from time to time hereafter, provided that Singal or any immediate family member of Singal shall not be deemed to be an affiliate of an entity if if any them, individually or collectively, own less than 40% of the total equity interests in such entity (a “Non-Singal Affiliate”).

(iii) Notwithstanding the prohibition set forth in clause (ii) above, Sellers may distribute, sell or otherwise transfer any of the Equity Consideration to a Singal Party, provided that:

(1) So long as such Equity Consideration is owned by any Singal Party, all voting rights associated with such Equity Consideration (or any securities issued by Parent upon conversion or exchange thereof) shall be exercised by the Seller that transferred such Equity Consideration to such Singal Party; and

(2) Within 150 days after acquisition of record of any Equity Consideration by any Singal Party, either (a) if such Singal Party is an affiliate of Singal or an immediate family member of Singal and such affiliate becomes a Non-Singal Affiliate, or (b) all right, title and interest in and to all such Equity Consideration shall be transferred to one or more Persons who are not Singal Parties. If the foregoing sentence is not complied with, then upon demand by Parent, the beneficial owners of the applicable Equity Consideration shall (and the Sellers shall cause them to) promptly take all steps necessary to rescind the purported transfer and to restore record and beneficial ownership of all of such Equity Consideration to the Sellers. If record and beneficial ownership of such Equity Consideration is not restored as contemplated by the preceding sentence within 20 days of Parent’s demand therefor, Parent shall instruct its transfer agent to mark such Equity Consideration as canceled and no longer issued or outstanding, and the Sellers hereby consent to such action by Parent and its transfer agent.

(iv) Any distribution, sale or other transfer of any Equity Consideration pursuant to a Qualified Disposition (as defined below) shall not be subject to the transfer restrictions set forth in this Section 4.7(b), and any Equity Consideration previously distributed, sold or otherwise transferred pursuant to a Qualified Disposition shall no longer be subject to the transfer restrictions set forth in this Section 4.7(b). For purposes of this Section 4.7(b), a “Qualified Disposition” shall mean any distribution, sale or other transfer of any shares of Equity Consideration pursuant to (a) a public offering pursuant to a registration statement filed and declared effective under the Securities Act, or (b) a sale pursuant to and in compliance with Rule 144(i) under the Securities Act.

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(v) Except as otherwise provided by clause (iv) above, any distribution, sale or other transfer of any Equity Consideration not otherwise prohibited by clause (ii) above shall be conditioned upon the distributee, purchaser or other transferee executing such documentation in form and substance satisfactory to Parent in its sole discretion evidencing such distributee’s, purchaser’s or other transferee’s agreement to the restrictions on transfer as that set forth in this Section 4.7. The same transfer restrictions and documentation requirement shall be imposed upon successive distributees, purchasers or other transferees of such shares.

(vi) Nothing in this Section 4.7(b) shall limit the right of any Singal Party to serve as a broker with respect to a sale of any Equity Consideration by the Sellers, provided that such Singal Party is duly licensed as a broker-dealer in all applicable jurisdictions to the extent required by law, and provided further that no Singal Party acquires record or beneficial ownership to any of the Equity Consideration.

(vii) The stock certificates or other evidence of ownership for the Equity Consideration shall be legended to reflect the transfer restrictions set forth in this Section 4.7(b).

1.5 Section 6.13 of the Purchase Agreement is hereby deleted, and all references in the Purchase Agreement to Section 6.13 of the Purchase Agreement shall be deemed to refer to this Section 1.5 of this Amendment. Promptly following the date of this Amendment, Parent shall issue to Sellers, in accordance with the Payment Allocation Schedule attached as Schedule A hereto, (i) Twenty Two Million Sixty Three Thousand Three Hundred Seventy Six (22,063,376) shares of Common Stock, and (ii) Two Hundred (200) shares of Preferred Stock; provided that, with respect to one-half of the common shares referred to in clause (i) above (i.e. Eleven Million Thirty One Thousand Six Hundred Eighty Eight (11,031,688) shares of Common Stock, the “FC REIT Shares”), the Sellers agree to sell, transfer and convey the FC REIT Shares to First Capital Real Estate Trust, Inc. effective immediately following the issuance of such shares to the Sellers, and the obligation of Parent to issue the FC REIT Shares to the Sellers shall be suspended until, and shall be subject to the condition precedent that, Sellers shall have provided such documentation as shall be reasonably requested by Parent to demonstrate that Sellers have agreed to sell, transfer and convey the FC REIT Shares to First Capital Real Estate Trust, Inc. and to enable and instruct Parent’s transfer agent to transfer the FC REIT Shares from the Sellers to First Capital Real Estate Trust, Inc. immediately following the issuance of such shares to the Sellers.

1.6 Section 6.16 of the Purchase Agreement is hereby deleted. The Parties hereby agree as follows relative to the Fix Pads properties. Consistent with the established pattern, Fix Pads properties will continue to be rehabbed with construction loans by Acquisition Sub and then sold to third parties, with the profits being distributed to the Sellers. The Sellers will continue to cooperate with and use commercially reasonable efforts to support Acquisition Sub’s rehab activities, consistent with past practices. Any Fix Pad properties that have not yet been sold by September 30, 2021 (“Unrehabbed Properties”) will either be transferred by the current fee title owner to the Sellers free and clear of any liens for borrowed money, or Acquisition Sub will pay the then-current fair market value of such Unrehabbed Properties to the Sellers.

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2. Except as otherwise provided by law, by the Purchase Agreement or by any other contractual provisions binding on the Sellers, the Common Stock, the Preferred Stock shall be freely transferable by the Sellers. Any Seller who is a member of the Board of Directors or an officer or employee of Parent or any subsidiary will also be subject to any insider trading policy or other policy or similar document binding on all members of the Board of Directors or officers or employees, respectively.

3. The Parties acknowledge that prior to the date hereof, no Equity Consideration has been issued to or delivered to Sellers. The Sellers acknowledge and agree that the issuance of Equity Consideration as provided in Section 1.5 hereof satisfy and discharge in full Parent’s obligations with respect to the issuance of Equity Consideration in respect of the Purchase Price. For the avoidance of doubt, Equity Consideration does not include the issuance by Parent of the Promissory Notes and Promissory Grid Notes as defined below.

4 Promptly following the date hereof, and prior to the issuance of the shares of Preferred Stock to the Sellers pursuant to Section 1.5 of this the Amendment, the Certificate of Designation for the Preferred Stock shall be amended so as to read in full as set forth in Schedule B attached hereto. The Parties hereby consent to such amendment.

5. The Sellers agree that the Promissory Notes issued by Parent to each of Alex and Antoni Szkaradek, dated December 30, 2019, each in the original principal amount of $4,875,000, each as amended from time to time thereafter, are hereby amended and restated in the forms attached hereto as Exhibits A and B, respectively, each in the modified principal amount of $5,372,250 (the “Amended and Restated Promissory Notes”). Promptly following the date hereof, Parent shall also issue to each of Alex and Antoni Szkaradek a Promissory Grid Note, in the forms attached hereto as Exhibits C and D, respectively (the “Grid Notes”). The Parties agree that the Heloc-related debt which is already reflected in FTE’s financial information (in the principal amount of approximately $800,000, the “Heloc Debt”) is senior in right of repayment to the Amended and Restated Promissory Notes and the Grid Notes, the Grid Notes are senior in right of repayment to the Amended and Restated Promissory Notes, and the Heloc Debt, the Amended and Restated Promissory Notes and the Grid Note are all senior to right of repayment to all other FTE debt except for debt which may already have contractually-provided priority.

6. So long as the Sellers or a Transferee (as defined below) own shares of Common Stock and shares of Preferred Stock convertible into shares of Common Stock equal to an aggregate of not less than Eleven Million Thirty-One Thousand Six Hundred Eighty Eight (11,031,688) shares of Common Stock (as equitably adjusted for any stock splits, stock dividends, reclassifications, recapitalizations or similar events occurring after the date hereof) (the “Threshold Shares”), Parent shall facilitate the nomination and election of any one individual designated by the holders of a majority of the shares of Common Stock or the Preferred Stock held by the Sellers or such Transferee from time to time for election to the Board of Directors of Parent by, among other things, including such individual on any proxy statement soliciting votes for the election of directors of Parent. Any such nominees must (a) be reasonably acceptable to the Board (such acceptance not to be unreasonably withheld) in accordance with the Board’s internal procedures and bylaws, (b) qualify as “independent,” in accordance with the applicable rules of the SEC and the New York Stock Exchange (“NYSE”) listing standards, and (c) not be an immediate family member or an affiliate (with “immediate family member” having the meaning given in Rule 303A.02 of the NYSE Listed Company Manual and with “affiliate” having the meaning given under Rule 12b-2 under the Securities Exchange Act of 1934, as the same may be amended from time to time hereafter) of any then-incumbent board members (“Independent Board Members”). For purposes of this Section 6, the term “Transferee” shall mean a Parent stockholder who can trace his, her or its ownership of all of the Threshold Shares, through one or more intermediate acquisitions, back to one or more of the Sellers as the original holders of such Threshold Shares.

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7. Miscellaneous.

7.1 No Further Amendment. Except as expressly modified by this Amendment, all of the terms, covenants and provisions of the Purchase Agreement (as previously modified) shall continue in full force and effect. In the event of any conflict or ambiguity between the terms, covenants and provisions of this Amendment and those of the Purchase Agreement as existing prior to this Amendment, the terms, covenants and provisions of this Amendment shall control.

7.2 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

7.3 Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

7.4 Binding Agreement. This Amendment shall be binding upon the heirs, executors, administrators, successors and assigns of the Parties.

7.5 Counterparts; Delivery. This Amendment may be signed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Any signed counterpart may be delivered by facsimile or other form of electronic transmission (e.g., .pdf) with the same legal force and effect for all purposes as delivery of an originally signed agreement.

[Signature Page Follows]

* * * * *

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SELLERS:

By:
Name:	Alexander Szkaradek

By:
Name:	Antoni Szkaradek

VPM Holdings, LLC

By:
Name:	Alexander Szkaradek
Title:	Manager

Vision Property MAnagement, LLC

By:
Name:	Alexander Szkaradek
Title:	Managing Member

[Signature Page to Second Amendment to Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SELLERS:

Kaja, LLC

By:
Name:	Alexander Szkaradek
Title:	Managing Member

Kaja 2, LLC

By:
Name:	Alexander Szkaradek
Title:	Managing Member

Kaja 3, LLC

By:
Name:	Alexander Szkaradek
Title:	Managing Member

DOBRY Holdings Master LLC,

By: VPM Holdings, LLC, its Manager

By:
Name:	Alexander Szkaradek
Title:	Manager

[Signature Page to Second Amendment to Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SELLERS’ REPRESENTATIVE:

By:
Name:	Alexander Szkaradek

[Signature Page to Second Amendment to Stock Purchase Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PARENT:

FTE NETWORKS INC.

By:
Name:	Michael P. Beys
Title:	Interim Chief Executive Officer

ACQUISITION SUB:

US HOME RENTALS LLC

By:
Name:	Michael P. Beys
Title:	Interim Chief Executive Officer

[Signature Page to Second Amendment to Stock Purchase Agreement]

Schedule A

Payment Allocation Schedule

	Shares of Common Stock		Shares of Series I Preferred Stock
Alex Szkaradek	11,031,688	*	100
Antoni Szkaradek	11,031,688	*	100

* One-half of these shares are being immediately transferred to First Capital Realty Trust, Inc.

Schedule B

Designations of Series I Preferred Stock

[See Attached]

Exhibit A

Amended and Restated Promissory Note – Alex Szkaradek

[See Attached]

Exhibit B

Amended and Restated Promissory Note – Antoni Szkaradek

[See Attached]

Exhibit C

Promissory Grid Note – Alex Szkaradek

[See Attached]

Exhibit D

Promissory Grid Note – Antoni Szkaradek

[See Attached]